                                 EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of the effective date of the Company's Registration Statement on Form SB-2 (File No. 333-56023) by and between Jenkon International, Inc., a Delaware corporation (the "Company"), and Jim Thompson, an individual ("Employee").

     In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree as follows:

     1. TERM. Subject to the terms and conditions herein contained, the Company hereby employs Employee, and Employee hereby accepts such employment, for a period of one (1) year beginning as of the effective date of this Agreement. This contract may be renewed by the mutual agreement of the Company and Employee on an annual basis.

     2. DESCRIPTION OF DUTIES. During Employee's employment hereunder, Employee will report to the President of the Company and will hold the position of Technology Officer and/or such other management position(s) as the Board of Directors may determine in its sole discretion.

          Employee shall perform his duties hereunder primarily in the Vancouver, Washington area, it being understood that Employee's duties hereunder may require travel. Employee shall not be required to relocate without his consent.

     3.   COMPENSATION.

          (a) BASE COMPENSATION. All services shall be deemed to be services required hereby and in consideration of the compensation provided for herein and Employee shall not be entitled to any additional compensation for serving in any other office or for serving as a director or officer of the Company or any of its subsidiaries. For all services which Employee may render to the Company or its subsidiaries in any capacity during the term hereof, Employee will receive and the Company hereby agrees to pay Employee base compensation ("Base Compensation") at the annual rate of One Hundred Fifty Thousand Dollars ($150,000.00) per year commencing on the date of this Agreement. Upon each yearly anniversary of the date of this Agreement, Employee's Base Compensation automatically shall be increased by five percent of the previous year's Base Compensation (the "Automatic Annual Increase"). The Base Compensation, as adjusted by any Automatic Annual Increase, is payable in arrears in twenty-six (26) equal bimonthly installments, subject to any deductions or withholdings required by applicable law.

          (b) DISCRETIONARY BONUS. Employee shall also be entitled to receive from the Company with respect to each fiscal year during the term of this Agreement, such bonus ("Bonus") as the Company's Board of Directors or the Compensation Committee of such Board shall determine; provided, however, that nothing herein shall be deemed to require that a Bonus be paid with respect to any given fiscal year.

     Employee's Base Compensation, as increased by any Automatic Annual Increase, and Bonus are hereinafter collectively referred to as "Compensation."

     4. BENEFITS; EXPENSES; AND VACATION. In addition to the Compensation, Company will be entitled to receive the following additional benefits during the term of this Agreement:

          (a) Company-paid health, life, disability and/or dental insurance (all on such terms and with such insurers as the Company shall offer to its other executive officers); and

          (b) such other fringe benefits and perquisites, if any, as the Company shall from time to time make generally available to employees of the Company.

In addition, Employee shall be entitled to reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder in accordance with the Company's expense reimbursement policies and upon submission of appropriate documentation that such expenses have been incurred. In addition, Employee shall be entitled to a minimum four (4) weeks paid vacation each year of his employment by the Company. Such vacation time shall not be cumulative. If the Employee is employed by the Company during only a portion of any year, the amount of fully-paid vacation time shall be prorated.

     5. FULL-TIME EMPLOYMENT. During the term hereof, Employee will devote his full time and best efforts to the business of the Company.

     6.   NON-COMPETITION.

          (a) For the period of this Agreement and for a two (2) year period thereafter, Employee agrees not to compete with the business of the Company anywhere in the United States. The phrase "compete with the business of" shall be deemed to include engaging or being interested, directly or indirectly, as an owner, employee, general partner, consultant, through stock ownership, investment of capital, or rendering of services, either alone or in association with others, in the ownership, operation, management or supervision of any type of business or enterprise involving the design, development, or sale of software or related products for or to the direct sales industry. The foregoing shall not prevent Employee from owning up to 5% of the outstanding securities of a publicly held corporation which may compete with the business of the Company.

          (b)  CONFIDENTIALITY.

               (1) CONFIDENTIAL INFORMATION. The term "Confidential Information" as used in this Agreement shall include all ideas, materials, information, data, records, software code, methods or plans developed, used or employed by the Company or customers and not generally known to the public. "Confidential Information" also includes, but is not limited to, all information regarding the Company's or customers' financial affairs, accounts, customer lists, marketing plans, business or acquisition strategies, pricing, products, properties, processes, rate structure, services, employee names, addresses, employment histories, compensation; provided, however, that Confidential Information shall not include information which properly and lawfully has become generally known to the public other than as a result of the act or omission of Employee.

               (2) IMPORTANCE OF CONFIDENTIAL INFORMATION. Employee acknowledges and agrees that the Company's Confidential Information is a valuable, special and unique asset of the Company which is extremely important in a highly competitive business such as the software industry. Employee acknowledges that the disclosure of any Confidential Information may cause substantial injury and loss to the Company. Employee acknowledges that the Company retains a proprietary interest in its Confidential Information that persists beyond the termination of Employee's employment by the Company. Employee further acknowledges that the preservation and protection of the Confidential Information is an essential part of Employee's employment by and business relationship with the Company and that Employee has a duty of fidelity and trust to the Company in handling the Confidential Information.

               (3) NON-DISCLOSURE OR USE. Employee shall not, during the term of this Agreement and for a two (2) year period thereafter, without the prior written consent of the Company in each instance or as otherwise may be required by law or legal process, disclose to anyone any Confidential Information of the Company, or utilize such Confidential information for Employee's own benefit, or for the benefit of any third party, until such time, if ever, as such Confidential Information becomes general public knowledge (unless caused by any act of Employee in violation of this Agreement), and all memoranda, records or other documents compiled by Employee or made available during the term of this Agreement pertaining to the business of the Company or any Confidential Information shall be the property of the Company and shall be delivered to the Company on the termination of Employee's employment or at any other time, immediately upon request by the Company.

          (b) NON-SOLICITATION. Employee agrees and acknowledges that Employee's services hereunder are of a special, unique, extraordinary character, that Employee's employment with the Company places Employee in a position of confidence and trust and that Employee's services hereunder necessarily will require the disclosure to Employee of Confidential Information of the Company. Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that Employee make the covenants contained herein and that Company is relying upon and is induced by the agreements made by Employee in this paragraph. Accordingly, Employee agrees that during the term of this Agreement and for a two (2) year period thereafter, Employee shall not, except on behalf of the Company, directly or indirectly, and regardless of the reason for the cessation of Employee's employment (i) attempt in any manner to persuade any third party to cease to do business, or to reduce the amount of business which any such party customarily has done or contemplates doing, with the Company, whether or not the relationship between the Company and such third party was originally established in whole or in part through Employee's efforts; or
(ii) on Employee's own behalf or otherwise, hire, solicit, seek to hire, or offer employment to any person who is, during any such time period, an employee of or independent contractor with the Company, or in any other manner attempt, directly or indirectly, to influence, induce or encourage any such person to leave the employ of, or terminate or diminish such person's business relationship with, the Company. As used in this paragraph, the verb 'employ' shall include its variations, for example, retain or engage; and the "Company" shall include Jenkon International, Inc. and each of its direct or indirect subsidiaries.

The covenants of Employee set forth in this Section 6 are made in consideration of the payments made to Employee pursuant to this Agreement, the receipt, adequacy and sufficiency of which are acknowledged by Employee, and such covenants have been made by Employee to induce the Company to enter into this Agreement.

     7. TERMINATION. Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate Employee's employment during the term hereof for "cause" upon one (1) week's written notice. In the event of termination for cause, and without limiting any rights or remedies of the Company, Employee shall be entitled to receive, and the Company shall be obligated to pay, only Employee's Compensation accrued through the effective date of such termination. For the purposes hereof, "cause" shall be limited to the following: (i) conviction of a felony; (ii) commission of any intentional and material act involving fraud or misappropriation of funds, properties or assets of the Company; (iii) chronic alcoholism, drug addiction or substance abuse; (iv) gross negligence in the performance of Employee's duties hereunder; (v) negligence in the performance of Employee's duties hereunder which the Board of Directors of the Company determines to have a material adverse effect on the Company; (vi) any material violation of any written policies of the Company which, to the extent curable, are not cured within thirty (30) days of Employee's receipt of notice thereof; (vii) death of Employee; or (viii) Employee's physical or mental disability or incapacity. For purposes hereof, "physical or mental disability or incapacity" shall mean the failure of Employee to perform his assigned duties in a manner reasonably satisfactory to the Company, where such failure shall be by reason of physical or mental disability or incapacity, and where Employee shall have so failed for a period of ninety
(90) consecutive days or more during any period of twelve (12) consecutive months or less.

     8.   EFFECT OF TERMINATION.

          (a) TERMINATION FOR "CAUSE". In the event of Employee's termination for "cause" pursuant to Section 7(i) through (vi) of this Agreement, Employee or Employee's legal representatives shall be entitled to receive, and the Company shall be obligated to pay, only an amount equivalent to Employee's Base Compensation, accrued through the date of such termination.

          (b) TERMINATION WITHOUT "CAUSE". In the event of termination (i) without "cause" as defined by Section 7 or (ii) for "cause" as a result of the death or physical or mental disability or incapacity of Employee pursuant to Section 7(vii) or (viii) of this Agreement, Employee shall be entitled to receive, and the Company shall be obligated to pay, only an amount equivalent to Employee's Base Compensation accrued through the date of such termination, plus an amount equivalent to one year's Base Compensation at the annual rate in effect on the date of termination, to be paid in accordance with the ordinary payroll practices of the Company.

     9. SURVIVAL. Upon the expiration or other termination of this Agreement, all obligations of the parties shall forthwith terminate, except that the provisions of Section 6, 8 and 10 through 16 shall continue in full force and effect in accordance with its terms, such Section containing independent agreements and obligations.

     10.  EQUITABLE REMEDIES.  The agreements of the parties contained in
Section 6 are of a special, unique and extraordinary character; the obligations contained therein shall therefore be enforceable both at law and in equity, by injunction and otherwise; and the rights and remedies of the Company and the Employee hereunder with respect thereto shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

     11. ENTIRE AGREEMENT; WAIVERS AND AMENDMENTS. This Agreement sets forth the entire agreement between the parties with respect to the terms and conditions of Employee's employment and any and all matters related thereto, and any and all prior agreements with respect to any thereof, whether oral or written, are superseded hereby. Neither this Agreement nor any term or condition hereof, including, without limitation, the terms and conditions of this paragraph, may be waived or modified in whole or in part as against the Company or Employee, as the case may be, except by written instrument signed by an authorized officer of the Company or by Employee, as the case may be, expressly stating that it is intended to operate as a waiver or modification of this Agreement, and any such written waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

     12. NOTICE. Any notice hereunder shall be in writing and shall be deemed given or delivered two (2) business days after it has been mailed by registered or certified mail, postage prepaid, or one (1) business day after being sent by a recognized national courier service, in each case addressed as follows:

     (a)  Notices to the Employee:

               Jim Thompson
               7600 N.E. 41st Street, Suite 350
               Vancouver, Washington  98662

     (b)  Notices to the Company:
               Jenkon International, Inc.
               7600 N.E. 41st Street, Suite 350
               Vancouver, WA  98662

except that either party may from time to time by written notice to the other, designate another address which shall thereupon become his effective address for the purposes of this Section.

     13. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     14. NO ASSIGNMENT. This Agreement is personal in nature and the obligations hereunder may not be assigned by the Company or by Employee without the prior written consent of the other party hereto; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

     15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

     16.  ARBITRATION; VENUE.

          (a) Subject to the provisions of Section 11 hereof, any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated hereby shall be finally settled by arbitration conducted in accordance with the provisions of this Section 16. The arbitrator shall be a retired judge or practicing attorney and the arbitration shall be conducted and the arbitrator chosen in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties hereto (the "Parties"). If the Parties are unable to agree on the location of the arbitration within five
(5) business days after the date of delivery of the request of arbitration, the Parties agree the arbitration will be conducted in Vancouver, Washington. Each Party hereby irrevocably submits to the jurisdiction of the arbitrator in Portland, Oregon and waives any defense in an arbitration based upon any claim that such Party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

          (b) The arbitral award shall be in writing and shall be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the Parties or their assets.

     17. EFFECTIVE DATE OF AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be effective and shall be of no force and effect unless and until the Company's Registration Statement on Form SB-2 (SEC file no. 333-56023) shall have been declared effective by the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 8th day of July, 1998.

"Company"

Jenkon International, Inc.,
a Delaware corporation



By:
   -------------------------------------
   David Edwards
   President & Chief Executive Officer



"Employee"



----------------------------------------
Jim Thompson